EXHIBIT 31.1
CERTIFICATION OF PRESIDENT AND CHIEF EXECUTIVE OFFICER
I, David J. Field, certify that:
1. I have reviewed this quarterly report on Form 10-Q/A of Entercom Communications Corp.; and

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.
Date: May 26, 2020

By:	/s/ David J. Field
Name:	David J. Field
Title:	Chairman, Chief Executive Officer and President
(principal executive officer)

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